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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 5, 2005

                           Vermont Pure Holdings, Ltd.
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               (Exact Name of Registrant as Specified in Charter)

        Delaware                       000-31797                03-0366218
(State or other jurisdiction          (Commission             (IRS Employer
      of incorporation)               File Number)        Identification Number)

                    45 Krupp Drive, Williston, Vermont 05495
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (802) 860-1126


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          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 5, 2005, we entered into a Severance Agreement with Timothy G. Fallon, our former Chief Executive Officer and a former director, who resigned, as we have previously disclosed, effective November 1, 2005. All statements in this Item 1.01 summarizing the Severance Agreement are qualified by reference to the actual Severance Agreement.

     The Severance Agreement provides for severance payments totaling $200,000, payable $50,000 on May 1, 2006 followed by 18 equal monthly payments of $8,333, ending November 1, 2007. Mr. Fallon has agreed to provide consulting services with regard to general business matters (for two years) and with respect to our pending lawsuit against Nestle Waters North America (until that lawsuit is concluded). For his consulting services, we have agreed to pay Mr. Fallon a consulting fee of $50,000 on May 1, 2006, plus his reasonable travel and other out-of-pocket expenses.

     The Severance Agreement includes customary provisions regarding the confidentiality of Company information and clarifies or modifies several provisions of Mr. Fallon's Employment Agreement with us dated as of January 1, 2005. First, we agreed that Mr. Fallon's fiscal year 2005 bonus under the Employment Agreement, which is not yet finally determined, would not be less than $110,000. Second, the Severance Agreement clarifies that none of the 75,000 shares of restricted stock granted to Mr. Fallon pursuant to the Employment Agreement vested, and that all of those shares were forfeited to the Company. Third, the parties extended the non-competition provisions of the Employment Agreement from 12 months to 24 months. Mr. Fallon has also given us a general release of claims. In case of a willful or intentional failure by Mr. Fallon to provide consulting services as agreed, then he will be liable for the return of his entire consulting fee, and he will forfeit any portion of his severance payments that are not yet due and payable. If there is a change of control of the Company or a sale of all or substantially all of our assets prior to November 1, 2007, then all amounts under the Severance Agreement that have not yet been paid to Mr. Fallon will become due and payable.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                           Vermont Pure Holdings, Ltd.

                           By: /s/ Bruce S. MacDonald
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                               Bruce S. MacDonald
                               Chief Financial Officer

Date: December 9, 2005


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